COLLABORATION AGREEMENT

This Collaboration Agreement ("Agreement") is entered into effective as of March 20, 2017 (the "Effective Date") by and between Rich Pharmaceuticals, Inc, a Nevada corporation ("RPI"), and I Tech Health Corp., a Delaware corporation ("ITech"), with reference to the following:

WHEREAS, Tech owns or controls certain assets, content, data and intellectual property related to establishing a scientific database for the identification and classification of various strains of cannabis (the "Database Assets"), and owns 100% of W\"l\V.THCFinder.com ("THC Finder");

WHEREAS, RPI and ITech desire to work together as follows: (i) RPI and ITech shall establish a Nevada corporation for the operation of the CannCodex business (the "CannCodex Sub"); (ii) ITech shall contribute the Database Assets to CannCodex Sub; (iii) the Database Assets shall be used for the commencement of a business to be known as "CannCodex"; (iv) RPI shall provide certain funding for the operation of the business of the CannCodex Sub; (v) ITecb shall provide certain management resources for the operation of the CannCodex business by the CannCodex Sub; and (vi) RPI and ITech shall each receive a 50% equity ownership interest in the CannCodex Sub and shall share equally in the net revenues generated by the CannCodex Sub.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	ESTABLISHMENT OF CANNCODEX

Section 1.1 Contribution and License of Database Assets. Upon the formation of the CannCodex Sub, all right, title and interest in and to the Database Assets described on Exhibit A shall be assigned or licensed by ITech to the CannCodex Sub. ITech shall execute any and all reasonably requested documents to further evidence such assignment and license.

Section 1.2 Business Plan. IT TECH has established a business plan for the CannCodex business, which is attached hereto as Exhibit B, which shall also be contributed by ITech to the CannCodex Sub upon the formation of the CannCodex Sub.

Section l .3 Management. The day-to-day operations and management of the CannCodex Sub shall be managed by Tech.

Section 1.4 Funding Commitment. RPI shall provide a funding commitment in the minimum amount of $10,000 per month to the CannCodex Sub; provided, however, during any such period in which RPI does not have adequate cash to provide this funding then such funding shall accrue and be paid at such time as RPI has the cash; and provided further that such funding commitment shall cease all such time as the CannCodex Sub is generating net revenues of at least $l0,000 per month. RPI may discontinue its funding and discontinue the business operations of the CannCodex Sub after one (1) year from the Effective Date if the CannCodex Sub is not operating at a net profit. Upon RPl's election to discontinue the operation of the CannCodex Sub, the license agreement described on Exhibit A may be terminated.

Section 1.5 Net Revenue Sharing. Both parties shall share net revenues of the CannCodex Sub as described in Exhibit C.

Section 1.6 Representations. ITech represents and warrants to RPI that (i) ITech controls the right, title and ownership interest in the Database Assets; (ii) there are no third party liens, security interests or other encumbrances on the Database Assets, nor are any third party consents required for the assignment of the Database Assets to the CannCodex Sub; and (iii) ITech has all required company authority required to enter into and operate under this Agreement.

Section 1.7 Issuance of RPI Shares. As additional consideration for the assignment and license of the Database Assets, effective as of April 1, 2017, RPI shall issue to ITech 78,000,000 shares of RPI common stock. RPI is issuing the common stock (the "Shares”) to ITech in reliance upon the following representations made by ITech:

(a)                 ITech acknowledges and agrees that the Shares are characterized as "restricted securities" under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the "Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such Shares may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. ITech acknowledges and agrees that (i) the Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and (ii) the Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if RPI so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b)                ITech acknowledges and agrees that (i) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to RPI that the restrictions on transfer under the Securities Act have been complied with, and (ii) any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

(c)                 ITech acknowledges and agrees that: (a) the Shares are being issued in reliance upon federal and state exemptions for transactions not involving any public offering; (b) ITech is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities Jaws of any State of the United States or any other applicable jurisdiction; (c) Tech is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of receiving the Shares; (d) ITech has had the

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opportunity to obtain from RPI such information as desired in order to evaluate the merits and the risks inherent in holding the Shares; (e) ITech is able to bear the economic risk and Jack of liquidity inherent in holding the Shares; (t) TTech is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; and (g) Tech either has a pre-existing personal or business relationship with RPI or its officers, directors or controlling persons, or by reason of ITech's business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by RPI, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Shares.

(d)                ITech's principal place of business is in the State of California.

II. INDEMNIFICATION; LIMITATION OF LIABILITY

Section 2. 1 Indemnification bv RPI. RPI shall defend, indemnify, insure and hold harmless Tech for all costs, expenses, losses, claims, suits and liability (including court costs and attorneys' fees with respect to any tribunal) incurred by ITech with respect to any claim including, but not limited to, loss of or damage to property, or personal injury, including death to persons, and from all judgments recovered therefore which result in any manner from: (i) RPl's negligent or willful acts, errors or omissions or the negligent or willful acts, errors or omissions of RPT's employees, agents or personnel, or (ii) any breach of this Agreement by RPI.

Section 2.2 Indemnification by ITech. ITech shall defend, indemnify, insure and hold harmless RPI for all costs. expenses, losses, claims, suits and liability (including court costs and attorneys' fees with respect to any tribunal) incurred by RPI with respect to any claim including, but not limited to, loss of or damage to property, or personal injury, including death to persons, and from all judgments recovered therefore which result in any manner from: (i) ITech's negligent or willful acts, errors or omissions or the negligent or willful acts, errors or omissions of ITech's employees, agents or personnel, or (ii) any breach of this Agreement by ITech.

Section 2.3 Limitation of Liability. NO PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES, INCLUDING LOSS OF PROFIT, REVENUES OR GOODWILL, OR FOR PUNITIVE OR EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE PARTIES KNEW, OR SHOULD HAVE KNOWN, THAT SUCH DAMAGES WERE POSSIBLE. THE MAXIMUM LIABILITY OF EACH PARTY UNDER THIS AGREEMENT AND WITH RESPECT TO THE CANNCODEX SUB SHALL BE LIMITED TO THE AMOUNT OF COMPENSATION RECEIVED BY SUCH PARTY UNDER THE TERMS OF THIS AGREEMENT AND FROM CANNCODEX SUB

III. GENERAL PROVISIONS

Section 3.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex 01 facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (I) day after

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deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each party at its respective address as set forth on the first page hereof or at such other address or electronic mail address as either party may designate to the other party hereto.

Section 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflict of law provisions.

Section 3.3 Attorneys Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses, including on appeal, in addition to any other relief to which such prevailing party may be entitled.

Section 3.4 Counterparts. This Agreement may be executed in any nun1ber of counterparts and delivered by facsimile or electronic/PDF transmission, each of which shall be an original and all of which shall constitute together but one and the same document.

Section 3.5 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.6 Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. To that end, the provisions of this Agreement are to be severable.

Section 3.7 Taxes. Each party is responsible for the payment of any and all taxes, of whatever type, including, but not limited to, income, sales, use and personal property taxes that relate to the revenue or compensation received by such party pursuant to this Agreement, the Screens and the matters contemplated by this Agreement.

Section 3. 8 Assignment Except as otherwise specifically set forth herein, neither party to this Agreement may transfer or assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the parties agree and acknowledge that either party may delegate some or all of its obligations under this Agreement to other persons. Either party may assign this Agreement to a successor in interest resulting from a merger, sale of all or substantially all of the assets of the party, stock sale or a similar transaction, without the prior written consent of the other party.

Section 3.9 Force Majeure. Neither party hereto shall be liable for its failure to perform hereunder due to contingencies beyond its reasonable control including but not limited to strikes, riots, fires, acts of God, or governmental laws, regulations, orders or actions.

Section 3.10 Independent Contractor. The parties expressly intend and agree that each party is acting as an independent contractor of the other party. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties, nor does it grant either party any authority to assume or create any obligation on behalf of or in the name of the other.

Section 3.1 1 Entire Agreement; Modification. This Agreement, together with the Exhibits hereto, constitutes the entire understanding between the parties relating to the subject matter hereof. This Agreement may not be amended or modified, except in a writing signed by all parties hereto.

Section 3.12 Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 3.13 Public Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the subject matter or performance hereof, and shall not issue any other press release or make any other public statement relating to the party without their prior written consent, except as may be required by law or the public reporting requirements of RPI.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Rich Pharmaceuticals, Inc. By: /s/ Ben Chang Ben Chang, CEO	ITech Health Corp. By: /s/ Marcus Laun Marcus Laun, CEO

[Signature Page to Collaboration Agreement Dated March 20,2017)

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Exhibit A

List of Database Assets

ITech will grant to the CannCodex Sub a perpetual, royalty free, worldwide license, with right of sublicense, of the contributed user data created through the forums at THC Finder. These records number in the neighborhood of 80,000 user experiences. The form of license agreement shall be as mutually agreed upon between ITech and RPI.

As this database grows at THC Finder, THC Finder will from time to time give the most recent transactions to the CaimCodex Sub.

ITech shall cause THC Finder to cooperate with the CannCodex Sub to enhance its data gathering methodology for the benefit of the CannCodex Sub.

The URL www.canncodcx.com shall be assigned to the CannCodex Sub.

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Exhibit B

Business Plan

CannCodex was created to accumulate, manage, analyze and resell the data that is now being developed in the Cannabis industry. The data is coming from lab testing of the thousands of products, strains, and batches of THC and CBD products offered in the medicinal marijuana industry. Further data is being created across forums, apps and websites.

The purpose of the database is to codify and store the data that is being created and warehouse it in a structure that meets the standards of the scientific and medical community.

Currently the data that is being created is being held as trade secret - CannCodex will explore working with the established organizations in the industry to standardize testing methods - to facilitate the matching of products and batches with the user experience.

CannCodex intends to receive and re-package information about testing, strains and benefits of products in the THC space.

The first project is to license a database of research in the Cannabis industry and will bring a rigorous scientific process to a growing industry and field of exploration.

This database includes usage patterns and experience from thousands of patients that have been exploring the use of cannabis for a variety of ailments. CannCodex intends intend to add scientific; process and rigor to this legacy data as well as partner with analytical labs around the world to register and track the components of all of the strains of cannabis that have medicinal merit.

This data will be used to ensure that end users are receiving the products that are ideal for their condition, as well as to support the clinical process in the medical community that will be required for any defensible scientific research. RPI will also be creating products and services for the manufacturers and growers that need the ability to ensure authenticity of their products as they move into the market.

The initial contribution of THC Finder's user database will provide the foundation of the research -and it will grow from there.

Additionally, CannCodex will provide advisory services to Medicinal Cannabis product producers allowing them to understand the complexities and process of the Clinical product licensing process. CannCodex will utilize the combined resources of THC Finder, CannCodex and Rich Pharmaceuticals, Inc.

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Exhibit C

Revenue Sharing Payments

Revenue Sharing Payments. Each of RPI and ITech shall share the amount equal to 50% of the Net Revenues collected (the "NetRevenue Paymmts") by the CannCodex Sub. "Net Revenues" shall be defined as (i) all revenues received by The CannCodex Sub; less (ii) all operational costs of the Cam1Codex Sub; less (iii) all accumulated costs and losses of the CannCodex Sub; less (iv) the accumulated amount of all funding provided by RPI to the CannCodex Sub.

Pavments. All Net Revenue Payments shall be paid by the CannCodex Sub to RPI and ITech in the form of distributions arrears on a monthly basis within thirty (30) days of the end of each calendar month in which such Net Revenue is collected by the CannCodex Sub.

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